EXHIBIT 5.1

              [LETTERHEAD OF SATTERLEE STEPHENS BURKE & BURKE LLP]



CanArgo  Energy  Corporation                                September  19,  2000
1580,  727  -  7th  Ave  SW
Calgary,  Alberta  Canada
T2P  0Z5

Re: CanArgo Energy Corporation; Registration Statement on Form S-3 (as filed with the Securities and Exchange Commission on September 11, 2000; Registration File Number: 333-45532)

Gentlemen:

     We have acted as special counsel to CanArgo Energy Corporation, a Delaware corporation (the "Company"), in connection with the public offering of 14,220,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), including 12,000,000 shares of Common Stock (the "Issued Shares") issued in connection with a private placement concluded on August 18, 2000 in transactions intended to qualify for the exemption from registration under the Securities Act of 1933, as amended, afforded by Regulation S promulgated thereunder ("Regulation S"); 1,720,000 shares of Common Stock ("Option Shares") issuable on the exercise of certain special stock options awarded on September 1, 2000 ("Options"), and an aggregate of 500,000 shares of Common Stock (the "Warrant Shares" and together with the Issued Shares and the Option Shares, the "Shares") issueable on the exercise of certain warrants awarded on September 1, 2000 ("Warrants"), by certain selling stockholders identified in the Preliminary Prospectus ("Prospectus") included in the Registration Statement on Form S-3, Registration File Number 333-45532 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "SEC") on September 11, 2000 by the Company pursuant to the Securities Act of 1933, as amended. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

     We have examined the Company's Certificate of Incorporation and By-Laws, both as amended to the date hereof; certain corporate resolutions adopted by the Company's Board of Directors adopted upon unanimous written consent, as made available to us by officers of the Company; an executed copy of the Registration Statement, the Prospectus included therein and all schedules and Exhibits thereto in the form filed with the SEC; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of such examination, we have assumed the genuineness of all signatures, the legal capacity and the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies. As to certain factual matters, we have relied, without investigation, upon certificates of officers and employees of the Company who we believe to be reliable, and upon certificates, telegrams and other documents from, and oral conversations with, public officials.

     Based upon the foregoing and subject to the qualifications, limitations and assumptions herein set forth, we are of the opinion that:

1. The Issued Shares have been duly and validly authorized, legally issued and are fully paid and non-assessable with no personal liability attaching to ownership thereof; and

2. The Option Shares and the Warrant Shares, when issued in accordance with the terms and provision of the Options and Warrants, respectively
       (including,  without   limitation,  receipt   by  the  Company  of  the
       consideration for such issuance), will have been duly and validly authorized, legally issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof.

     We are a New York Law Firm and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America to the extent specifically referred to herein.

     We understand that this opinion is to be filed as an Exhibit to the Registration Statement. We consent to such filing and to the use of our name in the Prospectus included therein under the caption "Legal Matters."

                         Very  truly  yours,

                         /s/ Satterlee Stephens Burke & Burke LLP Satterlee Stephens Burke & Burke LLP